Exhibit 99.1

For Immediate Release

Investor/Media Contact: Cynthia Sucher

407-581-4222 (o) or 407-595-0142 (cell)

csucher@mpbc.cc

CYBERGUARD ANNOUNCES FIRST QUARTER FISCAL YEAR 2005 RESULTS

First quarter revenues of $15.68 million represent 74 percent increase year over year.

Boca Raton, Florida – October 27, 2004 – CyberGuard Corporation (NASDAQ: CGFW), a provider of proven, intelligent, security solutions that protect business-critical assets of global 2,000 organizations and government entities worldwide, today reported revenues of $15.68 million for the quarter ended September 30, 2004. This represents an increase of $6.65 million, or 74 percent, over revenues of $9.02 million for the quarter ended September 30, 2003, and is the ninth consecutive quarter of sequential revenue growth for the company.

On a GAAP basis, which includes acquisition-related costs, the company reported a net loss of $59,000 for the first quarter of fiscal year 2005 for $0.00 earnings per diluted share to common stock shareholders. That compares to net income of $1.16 million for the same quarter a year earlier or $0.04 earnings per diluted share.

On a non-GAAP or pro forma basis (net of acquisition charges as outlined in the attached financial statement that reconciles GAAP and pro forma numbers), net income for the first quarter of fiscal year 2005 was $1.02 million compared to $1.34 million for the first quarter of the fiscal year ending September 30, 2004. On a pro forma basis, the net income to common stock shareholders for the first quarter of fiscal year 2005 was $0.03 per diluted share compared to $0.05 per diluted share for the quarter ending September 30, 2004.

“Clearly, our results show that we are doing what we said we would do,” stated Pat Clawson, chairman and chief executive officer of CyberGuard Corporation. “This is evident that our strategy of offering an expanded, comprehensive, world-class information security solution to the market is working. We could not be more pleased with the integration of the two companies we’ve acquired over the past 11 months. The benefits on the technology side and on the sales side are obvious. We’ve introduced new products that are a direct result of combining our engineering expertise and experience and we are realizing strong new sales opportunities as a result of expanding our channels across all product lines.”

Clawson stated that the results in the company’s Europe, Middle East and Africa (EMEA) region were particularly strong, adding that “EMEA had the strongest quarter in company history.”

Significant events since the start of the first quarter include:

•	July 8 – CyberGuard moved to integrate channels across all divisions and launched the ONE partner program with incentives for top producers.

•	July 29 – The company announced that the Saudi Arabian Monetary Agency had selected CyberGuard firewall/VPN appliances to secure a nationwide ATM network in the Kingdom of Saudi Arabia for secure online bill payment.

•	August 19 – CyberGuard introduced a new security appliance in the SG series – the SG710 – with integrated firewall, virtual private network (VPN) and intrusion detection system (IDS) designed for the mid-market.

•	August 24 – CyberGuard began shipping the first of its new TSP series of next generation security products incorporating a Linux-based secure operating system with broader application layer security protection and innovative “contextual aggregation” algorithm.

•	September 23 – CyberGuard released higher performing versions of its Classic appliance line with support for virtual local area networks (VLAN), advanced authentication and the ability to integrate the Webwasher content security management solution.

•	September 30 – CyberGuard opened a new office in Dubai’s Internet City, strengthening its presence in the Middle East to support its growing customer base there.

•	October 7 – CyberGuard announced the development of a new mobile security appliance – the sVPN – so remote, mobile workers can have secure wireless access to the corporate network.

•	October 14 – CyberGuard introduced the WW1000, the first Webwasher content security management appliance. Based on CG Linux, CyberGuard’s custom hardened version of Linux, the plug-and-play device includes antivirus, anti-spam, URL filter, content protection and SSL scanning components.

(more)

(CYBERGUARD ANNOUNCES FIRST QUARTER RESULTS FOR FY 2005	page two)

CyberGuard gained new or enhanced business during the quarter from around the world and across divisions. In North America, the company worked with Scotia Capital, the University of Michigan, Kinko’s and FedEx, the Atlanta Gas Light Company, the Federal Home Loan Bank in Atlanta and NSRI (a shipping logistics company). Webwasher executed enterprise licenses with a number of industry leaders including Credit Suisse, Northern Natural Gas and the Bureau of Land Management. The original equipment manufacturing (OEM) arm of CyberGuard’s SG division worked with key partners, including Intel, TruSonic and Gilbarco, to deliver custom solutions for deployment across the world.

Conference Call Information

CyberGuard will hold a conference call to review its fiscal year 2005 first quarter results on Wednesday, October 27, 2004, at 10:00 a.m. Eastern Time (7:00 a.m. Pacific Time). North American callers should dial 1-877-560-3200 and ask for conference ID number 1690018; international callers should dial 1-706-645-9750 and ask for conference ID number 1690018. A recording of the conference call proceedings will be available from two hours after the call’s conclusion on October 27 until midnight Eastern Time on November 3, 2004. Both U.S. and international callers may listen to the recording by dialing 1-706-645-9291 and requesting conference ID number 1690018. A live Web cast of the call will be hosted on the company’s Web site at http://www.cyberguard.com/webcast.htm. Additional financial information can be found at http://www.cyberguard.com/investors/reports.cfm.

About CyberGuard Corporation

CyberGuard Corporation (Nasdaq:CGFW) provides proven, intelligent, security solutions that protect business-critical assets at global 2,000 organizations and government entities worldwide. The company’s firewall/VPN, Total Stream Protection™, Global Command Center™ and Webwasher® product suites comprise the most comprehensive and fully integrated security system available today. CyberGuard’s highly adaptive, scalable solutions intelligently guard against network intrusion and content-based vulnerabilities, detecting and eliminating security threats in real-time for performance optimization. More than 10,000 companies rely on CyberGuard to maintain the health and integrity of the enterprise. Headquartered near Boca Raton, Fla., the company has branch offices and training centers around the world and can be located on the World Wide Web at www.cyberguard.com.

Forward-Looking Statements

Statements regarding estimates, expectations and future prospects contained in this press release are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the Company’s history of losses; the Company’s ability to execute on its business plans and to integrate recent acquisitions; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; global economic conditions; and litigation against the Company. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2004, and other information filed with the Commission.

– Tables Follow –

(CYBERGUARD ANNOUNCES FIRST QUARTER RESULTS FOR FY 2005	page three)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2004	June 30, 2004
ASSETS
Cash and cash equivalents	$14,621	$12,447
Restricted cash	200	197
Accounts receivable, less allowance for uncollectible accounts of $713 and $365 at September 30, and June 30, 2004, respectively	11,253	9,461
Inventories	2,414	2,063
Other current assets	2,782	2,790

Total current assets	31,270	26,958

Property and equipment at cost, less accumulated depreciation of $4,803 and $4,619 at September 30 and June 30, 2004, respectively	2,317	1,673
Capitalized software, less accumulated amortization of $2,264 and $2,166 at September 30 and June 30, 2004, respectively	1,435	1,530
Intangible assets, less accumulated amortization of $3,139 and $2,055 at September 30 and June 30, 2004, respectively	19,179	20,262
Goodwill	40,625	40,625
Deferred tax asset, net	5,575	5,575
Other assets	392	104

Total assets	$100,793	$96,727

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$2,712	$2,951
Deferred revenue, current portion	11,479	11,706
Accrued expenses and other liabilities	7,038	5,750

Total current liabilities	21,229	20,407

Deferred tax liability	7,454	7,466
Deferred revenue, less current portion	2,911	2,812

Total long-term liabilities	10,365	10,278

Total liabilities	31,594	30,685

Commitments and contingencies	—	—

Shareholders’ equity
Preferred stock par value $0.01; authorized 5,000 shares; none issued	—	—
Common stock par value $0.01; authorized 50,000 shares; issued and outstanding 30,163 at September 30, 2004 and 28,528 at June 30, 2004	302	285
Additional paid-in capital	147,899	144,569
Accumulated deficit	(78,831)	(78,772)
Accumulated other comprehensive loss	(170)	(40)

Total shareholders’ equity	69,200	66,042

Total liabilities and shareholders’ equity	$100,793	$96,727

(CYBERGUARD ANNOUNCES FIRST QUARTER RESULTS FOR FY 2005	page four)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	Three Months Ended September 30, 2004			Three Months Ended September 30, 2003
	GAAP Presentation	Pro forma Adjustments	Pro forma Presentation	GAAP Presentation	Pro forma Adjustments	Pro forma Presentation
Revenues:
Products	$12,475	$—	$12,475	$6,172	$—	$6,172.38
Services	3,204	—	3,204	2,848	—	2,848

Total revenues	15,679	—	15,679	9,020	—	9,020

Cost of revenues:
Products	4,155	(541)[1]	3,614	1,619	(101)[1]	1,518
Services	996	—	996	837	—	837

Total cost of revenues	5,151	(541)	4,610	2,456	(101)	2,355

Gross profit	10,528	541	11,069	6,564	101	6,665

Operating expenses:
Research and development	2,589	—	2,589	1,832	—	1,832
Selling, general and administrative	8,064	(538)[1]	7,526	3,898	(84)[1]	3,814

Total operating expenses	10,653	(538)	10,115	5,730	(84)	5,646

Operating (loss) / income	(125)	1,079	954	834	185	1,019

Other income
Interest income, net	46	—	46	33	—	33
Other income	8	—	8	25	—	25

Total other income	54	—	54	58	—	58

(Loss)/Income before income taxes	(71)	1,079	1,008	892	185	1,077

Income tax benefit	12	—	12	268	—	268

Net (loss) income	$(59)	$1,079	$1,020	$1,160	$185	$1,345

Basic earnings per common share	$(0.00)		$0.04	$0.05		$0.06

Basic weighted average number of common shares outstanding	29,172		29,172	21,312		21,312

Diluted earnings per common share	$(0.00)		$0.03	$0.04		$0.05

Diluted weighted average number of common shares outstanding	29,172		32,028	26,928		26,928

The accompanying notes are an integral part of these consolidated financial statements.

Note 1 - The pro forma adjustment relates to amortization of acquisition related intangible assets.

(CYBERGUARD ANNOUNCES FIRST QUARTER RESULTS FOR FY 2005	page five)

CYBERGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

	Sept. 30, 2004	Sept. 30, 2003
Cash flows from operating activities:
Net (loss)/income	$(59)	$1,160
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation	184	302
Amortization	1,178	228
Deferred tax benefit	(12)	(268)
Provision/(recovery) for uncollectible accounts receivable	348	(44)
Provision for inventory	127	—
Compensation expense related to stock options	—	5
Non cash expense for company 401(k) match	126	112

Changes in assets and liabilities:
(Increase) / Decrease in accounts receivable	(2,140)	179
Decrease in other current assets	8	73
(Increase) in inventories	(507)	(12)
(Increase) / Decrease in other, net	(288)	154
(Decrease) in accounts payable	(239)	(62)
Increase / (Decrease) in accrued expenses and other liabilities	1,287	(18)
(Decrease) / Increase in deferred revenue	(128)	547
Decrease in receivable from insurance company	—	6,500
(Decrease) in litigation payable	—	(7,400)

Net cash (used in) / provided by operating activities	(115)	1,456

Cash flows used in investing activities
(Increase) / Decrease in restricted cash	(3)	39
Capitalized software costs	—	(75)
Purchase of property and equipment	(799)	(116)

Net cash used in investing activities	(802)	(152)

Cash flows provided by financing activities:
Proceeds from stock options exercised	52	2,017
Proceeds from issuance of common stock in stock purchase plan	—	64
Proceeds from warrant conversion	3,169	—

Net cash provided by financing activities	3,221	2,081

Effect of exchange rate change on cash	(130)	(11)
Net increase in cash	2,304	3,374
Cash and cash equivalents at beginning of period	12,447	12,095

Cash and cash equivalents at end of period	$14,621	$15,469

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—

Cash paid for income taxes	$—	$—